LIVERAMP ANNOUNCES FIRST QUARTER RESULTS

Revenue Increased 32% – Subscription Revenue Grew 33%

Cumulative Share Repurchases Now Exceed $1 Billion

SAN FRANCISCO, Calif., August 5, 2019—LiveRamp® (NYSE: RAMP), the trusted platform that makes data accessible and meaningful, today announced its financial results for the first quarter ended June 30, 2019.

Financial Highlights:

•Total revenue was $83 million, up 32% compared to the prior year period. Excluding the impact of Facebook, total revenue increased 39%.

•Subscription revenue was $68 million, up 33% and contributed 83% of total revenue.

•Marketplace & Other revenue was $14 million, up 27% compared to the prior year period. Excluding the impact of Facebook, Marketplace & Other revenue increased 76%.

•GAAP operating loss was $48 million compared to a GAAP operating loss of $30 million in the prior year period. Non-GAAP operating loss was $22 million compared to a non-GAAP operating loss of $6 million in the prior year period.

•GAAP loss per share from continuing operations was $0.61, and non-GAAP loss per share from continuing operations was $0.24.

•Net cash used in operating activities was $15 million compared to net cash used in operating activities of $2 million during the first quarter of fiscal 2019.

•Since March 31, 2019, LiveRamp repurchased 1.4 million shares for $69 million under the current stock repurchase program (including $49 million subsequent to June 30, 2019). Since August 2011, the Company has repurchased more than 35 million shares through its stock repurchase program and tender offer, representing over $1 billion in capital returned to shareholders.

•Cash and cash equivalents totaled $1 billion with no debt at quarter end.

“During the quarter, our customer value proposition once again increased,” said LiveRamp CEO Scott Howe. “We launched the Authenticated Traffic Solution to directly connect advertisers with publishers. In addition, with the acquisition of Data Plus Math, we’ve given our customers what they’ve been demanding – the ability to measure what matters in TV. LiveRamp’s neutral and safe choice for identity management is the industry standard.”

“This was another great quarter for LiveRamp,” said LiveRamp President and CFO Warren Jenson. “On a comparable basis, total revenue was up 39%, and our Marketplace & Other business grew 76%. We remain on track for a healthy and profitable FY21. Finally, we are walking the talk with our approach to capital allocation. We have balanced organic investment with a disciplined acquisition strategy while returning meaningful levels of capital to shareholders.”

GAAP and Non-GAAP Results:

The following table summarizes the Company’s financial results for its first fiscal quarter ($ in millions):

	Q1 Fiscal 2020		Q1 Fiscal 2019
	Results		Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription revenue	$68	$—	$51	$—
YoY change %	33%		38%
Marketplace & other revenue	$14	$—	$11	$—
YoY change %	27%		15%
Total revenue	$83	$—	$62	$—
YoY change %	32%		34%

Gross profit	$46	$51	$39	$45
% Gross margin	56%	62%	62%	73%
YoY change, pts	(6 pts)	(10 pts)	14 pts	10 pts

Operating loss	$(48)	$(22)	$(30)	$(6)
% Operating margin	(59)%	(27)%	(47)%	(9)%
YoY change, pts	(11 pts)	(18 pts)	38 pts	21 pts

Net loss[1]	$(42)	$(16)	$(3)	$(4)
YoY change %	nm	nm
Loss per share[1]	$(0.61)	$(0.24)	$(0.36)	$(0.06)
YoY change %	nm	nm	nm	nm

Shares to Calculate EPS	68.9	—	76.9	—
YoY change %	(10)%
Net operating cash flow	$(15)	$—	$(2)	$—
YoY change %	nm		nm
Free cash flow to equity	$—	$(20)	$—	$(4)
YoY change %		nm		nm

[1] From continuing operations, does not include AMS results.
Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Additional Metrics & Highlights

•LiveRamp added more than 25 new direct subscription customers during the quarter, bringing its total direct customer count to 690, an increase of 18% year-over-year. We now serve 20% of the Fortune 500 compared to 17% in the prior year period.

•LiveRamp has 45 clients whose subscription contracts exceed $1 million in annual revenue, up from 32 in the prior year period.

•Dollar-based net retention was approximately 108% in the quarter.

•LiveRamp launched the Authenticated Traffic Solution (ATS) for publishers and supply-side platforms (SSPs) to enable people-based addressability in cookieless environments and provide consumers with more choice and control over how their data is being used.

•On July 2, 2019, LiveRamp closed its acquisition of Data Plus Math, a media measurement company that works with brands, agencies, cable operators, streaming TV services, and networks to tie cross-screen ad exposure with real-world outcomes. The combination will enable the ecosystem to better buy, sell and measure data-driven TV.

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For fiscal 2020, which now includes the financial impact of the Data Plus Math acquisition, LiveRamp expects to report:

•Revenue of $363 million to $377 million, an increase of between 27% and 32% year-over-year.

•GAAP operating loss from continuing operations of between $189 million and $169 million.

•Non-GAAP operating loss of between $76 million and $56 million.

The Company’s GAAP and non-GAAP operating loss guidance includes up to $13 million of transition-related spend associated with establishing standalone operations at LiveRamp. Transition-related spending is expected to be complete by the end of the second fiscal quarter.

LiveRamp continues to expect full year non-GAAP operating profitability in fiscal 2021.

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp’s IdentityLink™ connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements relate to the Company’s dependence upon customer renewals; new customer additions and upsell within our subscription business; our reliance upon partners including data suppliers; competition; and attracting and retaining talent. Additional risks relate to maintaining our culture and our ability to innovate and evolve within a rapidly changing industry including digital advertising, while also avoiding disruption from acquisition and divestiture activities. Our international operations are also subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry; interruptions or delays in service from data center hosting vendors we rely upon; and our dependence on the continued availability of third-party data hosting and transmission services. Our clients’ ability to use data on our platform could be restricted if the industry’s use of third-party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection represents a risk, as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. In addition, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and/or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2019 ended March 31, 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LiveRamp’s Quarterly Report on Form 10-Q for the period ended June 30, 2019, which LiveRamp expects to file on August 5, 2019.

LiveRamp assumes no obligation and does not currently intend to update these forward-looking statements.

To automatically receive LiveRamp financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecTM and all other LiveRampⓇ marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
			$	%
	2019	2018	Variance	Variance

Revenues	82,511	62,471	20,040	32.1%
Cost of revenue	36,426	23,654	12,772	54.0%
Gross profit	46,085	38,817	7,268	18.7%
% Gross margin	55.9%	62.1%

Operating expenses:
Research and development	23,722	16,970	6752	39.8%
Sales and marketing	43,144	33,323	9,821	29.5%
General and administrative	25,318	18,125	7,193	39.7%
Gains, losses and other items, net	2,276	1	2,275	NA
Total operating expenses	94,460	68,419	26,041	38.1%

Loss from operations	(48,375)	(29,602)	(18773)	(63.4)%
% Margin	(58.6)%	(47.4)%
Total other income	5,882	356	5526	1,552.2%

Loss from continuing operations before income taxes	(42,493)	(29,246)	(13247)	(45.3)%
Income taxes (benefit)	(353)	(1,428)	1,075	75.3%
Net loss from continuing operations	(42,140)	(27,818)	(14,322)	(51.5)%
Earnings from discontinued operations, net of tax	—	24,803	(24,803)	(100.0)%

Net loss	(42,140)	(3,015)	(39,125)	(1,297.7)%

Basic earnings (loss) per share:
Continuing operations	(0.61)	(0.36)	(0.25)	(69.4)%
Discontinued operations	—	0.32	(0.32)	(100.0)%
Net loss	(0.61)	(0.04)	(0.57)	(1,425.0)%

Diluted earnings (loss) per share:
Continuing operations	(0.61)	(0.36)	(0.25)	(68.7)%
Discontinued operations	—	0.32	(0.32)	(100.0)%
Net loss	(0.61)	(0.04)	(0.57)	(1,456.6)%

Basic weighted average shares	68,906	76,935
Diluted weighted average shares	68,906	76,935

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended June 30,
	2019	2018

Loss from continuing operations before income taxes	(42,493)	(29,246)
Income taxes (benefit)	(353)	(1,428)
Net loss from continuing operations	(42,140)	(27,818)
Earnings from discontinued operations, net of tax	—	24,803
Net loss	$(42,140)	$(3,015)

Loss per share:
Basic	(0.61)	(0.04)
Diluted	(0.61)	(0.04)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,123	5,970
Non-cash stock compensation (cost of revenue and operating expenses)	18,630	17,798
Accelerated depreciation (cost of revenue and operating expenses	1,906	—
Restructuring and merger charges (gains, losses, and other)	2,276	1
Separation and transformation costs (general and administrative)	—	—
Total excluded items, continuing operations	25,935	23,769

Loss from continuing operations before income taxes and excluding items	(16,558)	(5,477)
Income taxes (benefit) (2)	(216)	(1,078)
Non-GAAP net earnings (loss) from continuing operations	(16,342)	(4,399)

Non-GAAP loss per share from continuing operations:
Basic	(0.24)	(0.06)
Diluted	(0.24)	(0.06)

Basic weighted average shares	68,906	76,935
Diluted weighted average shares	68,906	76,935

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 1.3% and 19.7% in the first quarter of fiscal 2020 and 2019, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP LOSS FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2019	2018

Loss from continuing operations	(48,375)	(29,602)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	3,123	5,970
Non-cash stock compensation (cost of revenue and operating expenses)	18,630	17,798
Accelerated depreciation (cost of revenue and operating expenses	1,906	—
Restructuring and merger charges (gains, losses, and other)	2,276	1
Separation and transformation costs (general and administrative)	—	—
Total excluded items	25,935	23,769

Loss from continuing operations before excluded items	(22,440)	(5,833)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A..

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2019	2018

Net loss from continuing operations	(42,140)	(27,818)

Income taxes (benefit)	(353)	(1,428)

Other income	5,882	356

Loss from operations	(48,375)	(29,602)

Depreciation and amortization	8,877	9,403

EBITDA	(39,498)	(20,199)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	18,630	17,798
Restructuring and merger charges (gains, losses, and other)	2,276	1
Separation and transformation costs (general and administrative)	—	—

Other adjustments	20,906	17,799

Adjusted EBITDA	(18,592)	(2,400)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	March 31,	$	%
	2019	2019	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	1,005,477	1,061,473	(55,996)	(5.3)%
Trade accounts receivable, net	81,061	78,563	2,498	3.2%
Refundable income taxes	8,753	7,890	863	10.9%
Other current assets	42,917	44,150	(1,233)	(2.8)%
Total current assets	1,138,208	1,192,076	(53,868)	(4.5)%

Property and equipment	68,654	64,852	3,802	5.9%
Less - accumulated depreciation and amortization	44,047	38,809	5,238	13.5%
Property and equipment, net	24,607	26,043	(1,436)	(5.5)%

Software, net of accumulated amortization	7,100	6,861	239	3.5%
Goodwill	207,778	204,656	3122	1.5%
Deferred income taxes	35	35	—	—%
Deferred commissions, net	10,567	10,741	(174)	(1.6)%
Other assets, net	51,009	32,499	18,510	57.0%
	1,439,304	1,472,911	(33,607)	(2.3)%

Liabilities and Stockholders' Equity
Current liabilities:
Trade accounts payable	29,930	31,203	(1273)	(4.1)%
Accrued payroll and related expenses	17,081	18,715	(1,634)	(8.7)%
Other accrued expenses	70,929	40,916	30,013	73.4%
Deferred revenue	3,170	4,284	(1,114)	(26.0)%
Total current liabilities	121,110	95,118	25,992	27.3%

Deferred income taxes	241	39	202	517.9%
Other liabilities	45,796	46,922	(1126)	(2.4)%

Stockholders' equity:
Common stock	14,245	14,187	58	0.4%
Additional paid-in capital	1,422,879	1,406,813	16,066	1.1%
Retained earnings	1,627,465	1,669,605	(42,140)	(2.5)%
Accumulated other comprehensive income	7,334	7,801	(467)	(6.0)%
Treasury stock, at cost	(1,799,766)	(1,767,574)	(32,192)	1.8%
Total stockholders' equity	1,272,157	1,330,832	(58,675)	(4.4)%
	1,439,304	1,472,911	(33,607)	(2.3)%

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2019	2018

Cash flows from operating activities:
Net loss	(42,140)	(3,015)
Earnings from discontinued operations, net of tax	—	(24,803)
Non-cash operating activities:
Depreciation and amortization	8,877	9,403
Loss on disposal or impairment of assets	85	(15)
Provision for doubtful accounts	962	(464)
Deferred income taxes	7	(1,692)
Non-cash stock compensation expense	18,630	17,798
Changes in operating assets and liabilities:
Accounts receivable	(3,451)	(852)
Deferred commissions	174	(998)
Other assets	3,600	(574)
Accounts payable and other liabilities	(188)	4,403
Income taxes	(863)	(1,898)
Deferred revenue	(1,101)	427
Net cash used in operating activities	(15,408)	(2,280)
Cash flows from investing activities:
Capitalized software	—	(899)
Capital expenditures	(4,888)	(712)
Payments for investments	—	(2,500)
Cash paid in acquisition, net of cash received	(4,479)	—
Net cash used in investing activities	(9,367)	(4,111)
Cash flows from financing activities:
Payments of debt	—	(592)
Fees from debt refinancing	—	(300)
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,060	4,116
Shares repurchased for tax withholdings upon vesting of stock-based awards	(12,093)	(10,044)
Acquisition of treasury stock	(20,099)	(45,766)
Net cash used in financing activities	(31,132)	(52,586)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the three months ended June 30,
	2019	2018
Cash flows from financing activities:
Payments of debt	—	(592)
Fees from debt refinancing	—	(300)
Proceeds related to the issuance of common stock under stock and employee benefit plans	1,060	4,116
Shares repurchased for tax withholdings upon vesting of stock-based awards	(12,093)	(10,044)
Acquisition of treasury stock	(20,099)	(45,766)
Net cash used in financing activities	(31,132)	(52,586)
Cash flows from discontinued operations:
From operating activities	—	20,181
From investing activities	—	(6,573)
Effect of exchange rate changes on cash	—	(167)
Net cash provided by discontinued operations	—	13,441
Effect of exchange rate changes on cash	(89)	(927)

Net change in cash and cash equivalents	(55,996)	(46,463)
Cash and cash equivalents at beginning of period	1,061,473	140,018
Cash and cash equivalents at end of period	1,005,477	93,555

Supplemental cash flow information:
Cash paid (received) during the period for:
Income taxes	110	(1,100)

LIVERAMP HOLDINGS, INC AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	(2,280)	(27,130)	(10,922)	38,354	(1,978)	(15,408)

Less (plus):
Capitalized software	(899)	(423)	—	—	(1,322)	—
Capital expenditures	(712)	(1,323)	(1,938)	(3,347)	(7,320)	(4,888)
Required debt payments	(592)	(2,701)	—	—	(3,293)	—

Free Cash Flow to Equity	(4,483)	(31,577)	(12,860)	35,007	(13,913)	(20,296)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Q1 FY20 to Q1 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	%	$

Revenues	62,471	64,812	80,021	78,316	285,620	82,511	32.1%	20,040
Cost of revenue	23,654	24,466	34,838	37,760	120,718	36,426	54.0%	12,772
Gross profit	38,817	40,346	45,183	40,556	164,902	46,085	18.7%	7,268
% Gross margin	62.1%	62.3%	56.5%	51.8%	57.7%	55.9%

Operating expenses
Research and development	16,970	16,940	20,469	31,318	85,697	23,722	39.8%	6,752
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144	29.5%	9,821
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318	39.7%	7,193
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276	n/a	2,275
Total operating expenses	68,419	78,545	93,394	122,690	363,048	94,460	38.1%	26,041

Loss from operations	(29,602)	(38,199)	(48,211)	(82,134)	(198,146)	(48,375)	(63.4)%	(18,773)
% Margin	(47.4)%	(58.9)%	(60.2)%	(104.9)%	(69.4)%	(58.6)%

Total other income (expense)	356	(281)	10,404	8,311	18,790	5,882	1,552.2%	5,526

Loss from continuing operations before income taxes	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(42,493)	(45.3)%	(13,247)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)	75.3%	1,075
Net loss from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)	(51.5)%	(14,322)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
							Q1 FY20 to Q1 FY19
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019	%	$

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—	(100.0)%	(24,803)

Net earnings (loss)	(3,015)	20,623	1,056,400	(45,461)	1,028,547	(42,140)	(1,297.7)%	(39,125)

Diluted earnings (loss) per share	(0.04)	0.27	13.65	(0.67)	13.71	(0.61)	(1,460.5)%	(0.57)
Diluted loss per share from continuing operations	(0.36)	(0.53)	(0.20)	(0.73)	(1.79)	(0.61)	(69.1)%	(0.25)

Some earnings (loss) per share amounts may not add due to rounding.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019

Loss from continuing operations before income taxes	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(42,493)
Income taxes (benefit)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(353)
Net earnings (loss) from continuing operations	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(42,140)

Earnings from discontinued operations, net of tax	24,803	61,803	1,071,661	4,227	1,162,494	—

Net earnings (loss)	(3,015)	20,623	1,056,400	(45,461)	1,028,547	(42,140)

Earnings (loss) per share:
Basic	(0.04)	0.27	13.65	(0.67)	13.71	(0.61)
Diluted	(0.04)	0.27	13.65	(0.67)	13.71	(0.61)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,970	3,548	3,359	2,981	15,858	3,123
Non-cash stock compensation (cost of revenue and operating expenses)	17,798	17,667	26,082	41,175	102,722	18,630
Accelerated amortization (cost of revenue and operating expenses)	—	—	1,959	1,853	3,812	1,906
Restructuring and merger charges (gains, losses, and other)	1	489	5043	14,400	19,933	2,276
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—
Total excluded items, continuing operations	23,769	23,826	37,143	59,704	144,442	25,935

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019

Loss from continuing operations before income taxes and excluding items	(5,477)	(14,654)	(664)	(14,119)	(34,914)	(16,558)
Income taxes (benefit)	(1,078)	(3,790)	(2,941)	(5,155)	(12,964)	(216)
Non-GAAP net earnings (loss) from continuing operations	(4,399)	(10,864)	2,277	(8,964)	(21,950)	(16,342)

Non-GAAP loss per share from continuing operations:
Basic	(0.06)	(0.14)	0.03	(0.13)	(0.29)	(0.24)
Diluted	(0.06)	(0.14)	0.03	(0.13)	(0.29)	(0.24)

Basic weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906
Diluted weighted average shares	76,935	77,448	77,398	68,299	75,020	68,906

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019
Expenses, continuing operations:
Cost of revenue	23,654	24,466	34,838	37,760	120,718	36,426
Research and development	16,970	16,940	20,469	31,318	85,697	23,722
Sales and marketing	33,323	35,940	40,054	49,223	158,540	43,144
General and administrative	18,125	25,176	27,828	27,749	98,878	25,318
Gains, losses and other items, net	1	489	5,043	14,400	19,933	2,276

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,970	3,548	3,359	2,981	15,858	3,123
Non-cash stock compensation (cost of revenue)	712	782	1,052	2,163	4,709	755
Non-cash stock compensation (research and development)	4,341	3,745	5,945	14,193	28,224	4,451
Non-cash stock compensation (sales and marketing)	9,920	9,854	9,460	14,736	43,970	8,920
Non-cash stock compensation (general and administrative)	2,824	3,286	9,625	10,083	25,818	4,504
Accelerated amortization (cost of revenue)	—	—	1,527	1,445	2,972	1,487
Accelerated amortization (general and administrative)	—	—	432	408	840	419
Restructuring and merger charges (gains, losses, and other)	1	489	5,043	14,400	19,933	2,276
Separation and transformation costs (general and administrative)	—	2,122	700	(705)	2,117	—
Total excluded items	23,768	23,826	37,143	59,704	144,441	25,935

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EXPENSES (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	6/30/2019

Expenses, continued operations excluding items:
Cost of revenue	16,972	20,136	28,900	31,171	97,179	31,061
Research and development	12,629	13,195	14,524	17,125	57,473	19,271
Sales and marketing	23,403	26,086	30,594	34,487	114,570	34,224
General and administrative	15,301	19,768	17,071	17,963	70,103	20,395
Gains, losses and other items, net	—	—	—	—	—	—

Some totals may not add due to rounding

(1) ) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP OPERATING LOSS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2020
	Low Range	High Range

Revenues	363,000	377,000

GAAP loss from operations	(189,000)	(169,000)

Excluded items:
Purchased intangible asset amortization	18,000	18,000
Accelerated depreciation	4,000	4,000
Non-cash stock compensation	88,000	88,000
Gains, losses and other items, net	3,000	3,000
Total excluded items	113,000	113,000

Non-GAAP loss from operations	(76,000)	(56,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q1 FISCAL 20 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") business and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding these transaction and system separation related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

•Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.